UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 10, 2001

                                TSRG Corporation
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

           33-24108D                                  87-045382
           ---------                                  ---------
  (Commission File Number)                  (IRS Employer Identification Number)


                             Rick Bailey, President
                            500 East Cheyenne Avenue
                          North Las Vegas, Nevada 89030
                    (Address of principal executive offices)

                                 (702) 399-4328
              (Registrant's telephone number, including area code)


                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
             (Former name or address, if changed since last report)





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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

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         On January 10, 2001 the Corporation closed on the acquisition  pursuant to the Acquisition Agreement dated October 12, 2000 as previously reported in a 8-K filed on October 17, 2000. Pursuant to this agreement we acquired from Gateway Distributors, Ltd. the bulk of Gateway's assets and its operating business "The Right Solution" in exchange for 13,448,660 (post-reverse) shares of the Corporation's common stock. The Corporation became, as a result of this transaction, a more than 80% owned subsidiary of Gateway Distributors, Ltd.

         The Right Solution is a network marketing company that sells nutritional, health and dietary supplements and products throughout North America and Japan. TRSG acquired all of the business and existing networking distribution operations of The Right Solution.


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ITEM 5:           OTHER EVENTS

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         The  Corporation  has  entered  into an Advisory  Agreement  with David
         Michael LLC. The Sole Member of David Michael is David Wolfson, a Director of the Corporation, the contract has been approved by the majority shareholder of the Corporation and the other Directors. The Agreement provides that in exchange for acting as financial advisor, assisting in the preparation of documentation, offering circulars, investor relations and providing assistance in finding additional sources of financing an Advisory Fee in the sum of $650,000 will be paid to David Michael LLC. The term of the Agreement is for a period of twelve months. Payment of the Advisory Fee is to be secured by delivery of 11,448,660 shares of the Corporation's common stock issued to Gateway Distributors Ltd. to be held by David Michael until payment of the fee is made in full.

         An existing Consulting Agreement between the Corporation and Hudson Consulting Group, Inc. was modified through an Addendum signed by both parties on January 9, 2001. The Addendum provided that the Corporation will make a cash payment of $350,000 and deliver 500,000 shares of its common stock to Hudson as part of the acquisition of a controlling interest in the Corporation by Gateway Distributors, Ltd. Hudson has agreed to delay payment under the agreement until the $112,000 bridge loan for product has been repaid. Future services of Hudson are to be provided at a rate of $240 per hour, $200 of such charges may be paid with the Corporation's common stock, valued at one half of the average bid price for the shares over the last five trading days of each month, with the balance of $40 per hourly charge to be paid in cash. Payment of the $350,000 is to be secured by 2,000,000 shares of the common stock of the Corporation and in the event that the money is not paid within 90 days of January 9, 2001 an additional 5,000,000 shares of common stock are to be issued and delivered to Hudson. Hudson was instrumental in completing the process of the Corporation's acquisition by Gateway Distributors Ltd. and in the preparation of disclosure and contractual documents related to the Corporations operations.

ITEM 7:           FINANCIAL STATEMENTS AND EXHIBITS

         Financial statements required by Item 7(a)(1) will be filed by amendment to this filing within sixty days of the date of closing.

         10.1 Advisory and Consulting Agreement with David Michael LLC, dated January 10, 2001.

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         10.2  Addendum to Consulting  Agreement,  amending  original  agreement dated October 6, 2000, signed January 9, 2001.

         Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2001
                                            TRSG Corporation,
                                            A Delaware Corporation


                                            By: /s/ Rick Bailey
                                               ---------------------------------
                                            Name:    Rick Bailey
                                            Title:   President




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